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                                                                    EXHIBIT 11.1


                       MEDIRISK, INC. AND SUBSIDIARIES
               STATEMENTS OF COMPUTATION OF NET LOSS PER SHARE
                               OF COMMON STOCK


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
                                                               Year ended               Year ended              Year ended
                                                            December 31, 1996        December 31, 1995       December 31, 1996
                                                            -----------------        -----------------       -----------------
Net loss attributable to common stock                         $(7,432,385)            $  (431,841)             $ (139,237)
                                                              -----------             -----------              ----------
Primary and fully diluted shares:
  Weighted average number of common
    shares outstanding                                            487,651                 612,491                 612,426
  Mandatory conversion of Series A and
    Series B convertible preferred stock                        1,021,809               1,021,809               1,021,809
  "Cheap Stock" issued during the
    12 months prior to filing of registration
    statement as defined in SEC SAB No. 83                        577,427                 577,427                 577,427
                                                              -----------             -----------              ----------
                                                                2,086,887               2,211,727               2,211,662
                                                               ----------             -----------              ----------
Net loss per share of
  common stock                                                $     (3.56)            $      (.20)             $     (.06)
                                                              -----------             -----------              ----------

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